ANAVEX PROVIDES CORPORATE UPDATES

Athens, Greece, April 9, 2010 – Anavex Life Sciences Corp. (“ANAVEX” or the “Company”) (OTCBB: AVXL) announced that it has entered into various agreements, made a change of executive officer, issued shares pursuant to various agreements and closed a private placement.

Contract Lease Agreement

On February 1, 2010, ANAVEX entered into a contract lease agreement with Euro Genet Labs SA, whereby Euro Genet Labs agreed to provide ANAVEX with research facilities for it to conduct its research and development program for a monthly rent of US $125,000. The agreement is for three years and may be terminated by either party by giving three months written notice.

Amendment to Consulting Agreement

On January 2, 2010, ANAVEX signed a second amended consulting agreement with Cameron Durrant, whereby ANAVEX retained the services of Mr. Durrant as the Executive Chairman of the Company commencing as of January 2, 2010. In consideration of Mr. Durrant’s services, ANAVEX agreed to pay him a monthly fee of $25,000, paid every month, effective which equates to $300,000 base over the course of one year. ANAVEX agreed to pay this base amount gross every calendar month. The term of this agreement is for a period of two years commencing on January 2, 2010 and expiring on January 1, 2012.

Shares for Debt

On May 15, 2008, ANAVEX terminated the services of Panos Kontzalis, the Company’s former Chief Executive Officer and agreed to a severance package consisting of the issuance of 65,000 shares of the Company’s common stock. In addition, ANAVEX issued a promissory note payable to him in the amount of $200,000. This promissory note was without interest and had specified repayment terms. ANAVEX repaid $100,000 in accordance with the repayment terms. On February 12, 2010, ANAVEX settled the $100,000 balance owing by issuing 49,505 shares of the Company’s stock to him.

Convertible Loan Agreement

On February 22, 2010, ANAVEX entered into a convertible loan agreement wherein one investor agreed to loan ANAVEX a total of $1,000,000. The loan is unsecured and convertible into shares of the Company’s common stock. The loan bears interest at a rate of 20% per annum and is to be paid in full on February 22, 2012. ANAVEX may prepay any portion of the principal and interest amount of the loan at any time after February 22, 2011 by giving 30 days written notice to the holder. At any time after August 22, 2010 until the loan is repaid, the holder may exercise its right to convert all or a portion of the total outstanding amount of the loan as of that date into shares of the Company’s common stock at $2.35 per share. ANAVEX granted the holder piggyback registration rights with respect to the shares underlying the loan, which is to be in effect from the date of issuance of the shares until the shares are eligible for sale pursuant to Rule 144 under the Securities Act of 1933.

Private Placement Subscription Agreements

On April 5, 2010, ANAVEX sold an aggregate of 92,499 units of the Company’s securities at a purchase price of $2.60 per unit for gross proceeds of $240,497.50. Each unit consists of one share of common stock in the capital of the Company and one-half of one common share purchase warrant. One full warrant entitles the holder to purchase one additional share of common stock at a price of $3.50 per warrant share for a period of one year.

Termination of Consulting Agreement

On June 16, 2009, ANAVEX appointed Dr. Herve de Kergrohen as its Chief Executive Officer pursuant to a consulting agreement effective June 12, 2009. The agreement was for a period of two years and either party could terminate the agreement by providing the other party with 60 days written notice. The consulting agreement was terminated on March 1, 2010 and Dr. de Kergrohen is no longer employed by the Company. ANAVEX terminated the consulting agreement with Dr. de Kergrohen because it was agreed that Dr. de Kergrohen was not able to secure significant financings required for Phase 1 clinical trials and general working capital and ANAVEX could no longer incur the high contractual costs of his consulting agreement. As per his consulting agreement, Dr. De Kergrohen was paid 2 months pay as severance. Dr. de Kergrohen still remains one of the Company’s directors, but the Company’s board of directors has not nominated him as a candidate for a director at its next annual meeting of stockholders.

Upon the termination of Dr. de Kergrohen, Harvey Lalach, the Company’s President, Chief Financial Officer, and Secretary; a director of the Company; and chair of the Company’s nomination committee, has acted as the Company’s principal executive officer.

For the past 22 years Mr. Lalach has been involved in various aspects of the securities industry. From 1986 through to 1997 he was involved in various roles in financial institutions starting at the Vancouver Stock Exchange and later working in securities related roles for BMO Nesbitt Burns and TD Bank. For the past 10 years Mr. Lalach has focused on the operation and administration of numerous start-up US and Canadian public companies serving as both director and officer in various capacities. Most recently Mr. Lalach served as President and CEO for Assure Energy, Inc. (OTCBB: ASUR) and Quarry Oil & Gas Corp. (TSXV: QUC). Throughout his career, Mr. Lalach has gained extensive experience in the management and governance of listed public companies.

Re-pricing of Stock Options

On March 26, 2010, ANAVEX re-priced an aggregate of 600,000 stock options granted to its directors, to an exercise price of $3.10 per share to reflect the current market price of shares of the Company’s common stock.

About Anavex Life Sciences Corp.

Anavex Life Sciences Corp. (www.anavex.com) is an emerging biopharmaceutical company engaged in the discovery and development of novel drug targets for the treatment of cancer and neurological diseases such as Alzheimer's, epilepsy and depression. The company's proprietary SIGMACEPTOR™ Discovery Platform involves the rational design of drug compounds that fulfill specific criteria based on unmet market needs and new scientific advances. Selected drug candidates demonstrate high, non-exclusive affinity for sigma receptors, which are involved in the modulation of multiple cellular biochemical signaling pathways.

ANAVEX's SIGMACEPTOR™-N program involves the development of novel and original drug candidates that target neurological and neurodegenerative diseases (Alzheimer's disease, epilepsy, depression, pain). The company's lead drug candidates exhibit high, non-exclusive affinity for sigma receptors with strong evidence for anti-amnesic and neuroprotective properties. The company believes that oxidative stress, not amyloid-beta, is the cause of Alzheimer's. ANAVEX 1-41 and ANAVEX 2-73 modulate sigma receptors, a unique class of receptor molecules, to guard against oxidative stress and repair cells compromised by its effects. So far, through the advanced pre-clinical phase of development, the compounds have performed extremely well in well-recognized animal models of Alzheimer's disease, underscoring the promise of the company’s new alternative approach to the disease.

ANAVEX’s SIGMACEPTOR™-C program involves the development of novel and original drug candidates targeting cancer. The company's lead drug candidates exhibit high, non-exclusive affinity for sigma receptors with strong evidence for selective pro-apoptotic, anti-metastatic and low toxicity properties in various types of solid cancers. ANAVEX 7-1037 has already demonstrated its ability to significantly delay the growth of cancerous tumors in patient-derived xenografts during advanced pre-clinical studies.

Forward-Looking Statements

This news release contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. These risks and uncertainties include the risks and uncertainties inherent in drug discovery and development, which include, without limitation, the potential failure of development candidates to advance through preclinical studies or demonstrate safety and efficacy in clinical testing and the ability to file an IND or commence clinical studies, product development or other initiatives by its competitors; fluctuations in the availability and cost of materials required to produce its products; any adverse occurrence with respect to distribution of its products; potential negative financial impact from claims, lawsuits and other legal proceedings or challenges; and other factors beyond the Company’s control.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States and Canada, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the Company’s annual report on Form 10-K for the fiscal year ended September 31, 2009, its quarterly reports on Form 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission and on SEDAR.

For Further Information
Anavex Life Sciences Corp.
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Email: info@anavex.com

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